EXHIBIT 99.1
                                                            FORM 10-Q
                                          QUARTER ENDED JUNE 30, 1997



                               PRESS RELEASE

                        BUCYRUS INTERNATIONAL, INC.
                              (NASDAQ:  BCYR)
                           FOR IMMEDIATE RELEASE


                         EARLY TERMINATION BY THE
                         FEDERAL TRADE COMMISSION



   South Milwaukee, Wisconsin, August 6, 1997... Bucyrus International, Inc. today reported that on August 5, 1997 the Federal Trade Commission has granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. This enables the Company to complete its previously announced acquisition of the assets of the Marion Power Shovel Company and the assets of certain related businesses from Global Industrial Technologies, Inc. The closing of the transaction is expected within 15 business days.



   Bucyrus International, Inc. is a leading manufacturer of surface mining equipment.




Contact: Daniel J. Smoke, Vice President and Chief Financial Officer, 414-
         768-5371, or Craig R. Mackus, Secretary and Controller, 414-768-
         4267.